UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

Great Elm Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA		02453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GEC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Preferred Stock Purchase Rights		Nasdaq Global Select Market
Units, par value, $0.001 per share		Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2020, Great Elm Capital Group, Inc. (the “Company”) issued $30.0 million aggregate principal amount of 5.0% Convertible Senior PIK Notes due 2030 (the “Notes”). The Notes were sold in a private placement to certain accredited investors (collectively, the “Investors”) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D under the Securities Act. The Company issued the notes pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into with the investors.

The Company intends to use the net proceeds from the offering for general corporate purposes, to fund future acquisitions and to pay related transaction fees and expenses.

The Notes bear interest at a fixed rate of 5.0% per annum, payable semiannually in arrears on June 30 and December 31 of each year, beginning on June 30, 2020. Interest will be paid in kind or in cash at the option of the Company. The Notes will mature on February 26, 2030 (the “Maturity Date”), unless earlier converted or repurchased.

Except as set forth below, each Investor has the right, at the Investor’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the second business day immediately preceding the Maturity Date into common stock, par value $0.001 per share, of the Company (the “Common Stock”) at a conversion price of $3.4722 per share. Upon conversion of any Note, the Company will pay or deliver, as the case may be, to the converting Investor, in respect of each $1,000 principal amount of Notes being converted, shares of Common Stock equal to the conversion rate (the “Conversion Shares”) in effect on the conversion date, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock. The conversion price will be subject to adjustment in certain circumstances described in the Notes. Subject to the terms of the Notes, the Company may satisfy any conversion request received at or prior to July 1, 2020 in cash.

If the Company undergoes a Fundamental Change (as defined in the Notes), subject to certain conditions, the Investors may require the Company to repurchase for cash all or part of their Notes in integral multiples of $1,000. The Fundamental Change Repurchase Price (as defined in the Notes) will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (as defined in the Notes).

The Company may, subject to compliance with the terms of the Notes, effect the conversion of some or all of the Notes into shares of Common Stock, subject to certain liquidity and pricing requirements, as specified in the Notes.

The Notes provide the Investors with the right to purchase additional Notes on the terms described therein in the event the Company (i) conducts an offering or (ii) issues to all or substantially all of its holders of Common Stock any rights (other than rights under any stockholder rights plan), options or warrants. The Notes provide for customary events of default.

The foregoing summaries of the Securities Purchase Agreement and the Notes do not purport to be a complete description and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and the Notes, which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

Also in connection with the execution of the Securities Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company granted the Investors with customary registration rights with respect to the registration of the shares of Common Stock issuable upon conversion of the Notes. The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Funds managed by Imperial Capital Asset Management, LLC (“Imperial”) and Northern Right Capital Management, L.P. (“Northern Right”), significant stockholders of the Company, participated as Investors in connection with the transactions described above. Matthew Drapkin, Chief Executive Officer & Portfolio Manager of Northern Right, is a member of the Board of Directors (the “Board”) of the Company. Jason Reese, Chairman and Chief Executive Officer of Imperial, and Eric Scheyer, a partner at Magnetar Capital, joined the Board following consummation of the transactions described above. Mr. Scheyer participated as an Investor through his affiliated trusts in connection with the transactions described above. The funds managed by Imperial and Northern Right and Mr. Scheyer’s affiliated trusts purchased the Notes on the same terms as the other Investors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2020, Hugh Steven Wilson tendered his notice of resignation from the Board of the Company. Mr. Wilson has indicated to the Company that his resignation is not the result of any dispute or disagreement with the Company.

On February 26, 2020, the Board increased the number of its authorized members from seven to eight members and appointed Jason Reese, Chairman and Chief Executive Officer of Imperial, and Eric Scheyer, a partner at Magnetar Capital, to fill the vacancies on the Board resulting from Mr. Wilson’s resignation and the increase of the authorized members. Funds managed by Imperial and trusts affiliated with Mr. Scheyer participated in the offering of the Notes as further described in Item 1.01 above. Mr. Reese will join the Company as Executive Co-Chairman. Mr. Scheyer has been appointed to serve on the Nominating and Corporate Governance Committee. Messrs. Reese and Scheyer will be eligible for re-election along with all of the Company’s existing directors at the Company’s 2020 Annual Meeting of Stockholders.

Messrs. Reese and Scheyer will receive the standard compensation provided to all of the Company’s directors, other than Mr. Reed, the Company’s Chief Executive Officer, as described in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders. Mr. Reese will receive additional compensation for his service as Executive Co-Chairman in an amount equal to the additional compensation received by the Company’s existing chairman, as described in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders. The Company has entered into its standard form of indemnification agreement with each of Messrs. Reese and Scheyer.

Item 8.01 Other Information.

On February 27, 2020, the Company issued a press release announcing the issuance of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this current report on Form 8-K:

Exhibit Number	Description

4.1	Form of 5.0% Convertible Senior PIK Notes due 2030.

4.2	Form of Registration Rights Agreement.

10.1	Form of Securities Purchase Agreement.

99.1	Press Release dated February 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL GROUP, INC.

Date: March 2, 2020	/s/ Brent J. Pearson
	By:	Brent J. Pearson
	Title:	Chief Financial Officer